                                                                     Exhibit 3.1

                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                              DERATA CORPORATION



                               ARTICLE I - NAME

          The name of this corporation shall be Derata Corporation.


                        ARTICLE II -- REGISTERED OFFICE

          The location and post office address of the registered office of this Corporation shall be 1840 Berkshire Lane, Minneapolis, Minnesota 55441.


                          ARTICLE III - CAPITAL STOCK

          3.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares that this Corporation shall have the authority to issue shall be 146,000,000 shares, one hundred million (100,000,000) of which shall be designated Common Stock, $.01 par value (hereinafter referred to as "Common Stock"); sixteen million (16,000,000) of which shall be designated Series A Convertible Preferred Shares, $.01 par value (hereinafter referred to as the "Series A Preferred Shares") and thirty million (30,000,000) of which shall be preferred shares undesignated as to series (hereinafter referred to as the "Undesignated Preferred Shares"). The Common Stock and the Series A Preferred Shares are hereinafter referred to collectively as the "Capital Stock."

          3.2) Authority Relative to Undesignated Preferred Shares. Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article III and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Undesignated Preferred Shares and, with respect to each such series, to determine or fix, by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preference and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limitation, the determination or fixing of the rates of and terms and conditions upon which any dividends shall be payable on such series, any terms under or conditions on which the shares of such series may be redeemed, any provision made for the conversion or exchange of the shares of such series for shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock, and any rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          3.3) Issuance of Shares. The Board of Directors of the Corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the Corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price or a general formula or method by which the price will be determined.

          3.4) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into shares of the Corporation of any class or series and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed.

          3.5) Issuance of Shares to Holders of Another Class or Series. The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.


                     ARTICLE IV - RIGHTS AND PRIVILEGES OF
                          SHARES AND OF SHAREHOLDERS

          The rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of stock or the holders thereof are set forth below.

          4.1) Voting Privileges. Each holder of Common Stock shall have one vote on all matters submitted to the shareholders for each share of Common Stock standing in the name of such holder on the books of this Corporation. Each holder of Series A Preferred Shares shall have one vote on all matters submitted to the shareholders for each share of Common Stock that such holder of Series A Preferred Shares would be entitled to receive upon the conversion of such Series A Preferred Shares as provided in subsection 4.4(d).

          4.2) Preemptive Rights. No holder of shares of any class of Capital Stock shall be entitled as such, as a matter of right, to subscribe for, purchase or receive any part of any class whatsoever or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

          4.3) No Cumulative Voting. No holder of shares of Capital Stock shall have any cumulative voting rights.

          4.4)  Series A Preferred Shares.

          (a) Relative Seniority. With respect to the relative rights and preferences set forth herein, the Series A Preferred Shares shall rank senior to the Common Stock, but may otherwise be junior with respect to the rights and preferences of any future class or series of Undesignated Preferred Shares that may be designated by the Board of Directors. Nothing contained herein shall be deemed to prevent the Board of Directors from issuing any such Undesignated Preferred Shares the relative rights and preferences of which may rank senior, junior, or pari passu with the Series A Preferred Shares.

          (b) Liquidation Preference. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Shares shall be entitled to receive in cash, out of the assets of the Corporation, an amount equal to $.0488 per share for each outstanding Series A Preferred Share. If in any such event, the assets of the Corporation are insufficient to make such payment, the holders of the Series A Preferred Shares shall be entitled to a ratable distribution. The merger or consolidation of the Corporation into or with another Corporation or the merger or consolidation of any other Corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities or other property as a result of such consolidation or merger) or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation or dissolution of the Corporation for purposes of this subparagraph.

          Nothing hereinabove set forth shall affect in any way the right or obligation of each holder of Series A Preferred Shares to convert such shares at any time and from time to time in accordance with subsection 4.4(d) below.

          (c) Dividends and Distributions. In case this Corporation shall declare a dividend or other distribution (whether payable in cash, in-kind or securities of the Corporation, including shares of Common Stock or securities convertible into Common Stock) upon its Common Stock, the holders of Series A Preferred Shares shall be deemed to be holders of such number of shares of Common Stock as the holders of the Series A Preferred Shares are entitled to receive, upon the conversion thereof as provided in Subsection 4.4(d) below, as of the record date for such distribution, participating on the same basis as the holders of the Common Stock in any such dividend or other distribution.

          (d)  Conversion Rights; Mandatory Conversion.

          (1) Each Series A Preferred Share shall be convertible at the option of the holder thereof into one (1) share of Common Stock of this Corporation, subject to adjustment as provided for herein. In order to exercise the conversion privilege, a holder of Series A Preferred Shares shall surrender the certificate representing such shares to the Corporation at its principal office, accompanied by written notice to the Corporation that the holder elects to convert a specified portion or all of such shares. Series A Preferred Shares shall be deemed to have been converted on the day of surrender of the certificate representing such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such shares, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of the Common Stock issuable upon conversion. As promptly as practicable on or after the conversion date, the Corporation shall issue and mail or deliver to such holder a certificate or certificates for the number of shares of Common Stock issuable upon conversion, computed to the nearest one-hundredth of a full share, and a certificate or certificates for the balance of the Series A Preferred Shares surrendered, if any, not so converted into Common Stock.

          (2) The number of shares of Common Stock issuable in exchange for Series A Preferred Shares upon the exercise of these conversion rights (the "Conversion Ratio") shall be subject to adjustment from time to time as hereinafter provided:

               (i) In case the Corporation shall at any time subdivide or split its outstanding Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision or split shall be proportionately increased; and, conversely, in case the outstanding Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination shall be proportionately reduced.

               (ii) If any capital reorganization or reclassification of the Capital Stock of the Corporation or consolidation or merger of the Corporation with another Corporation or the sale of all or substantially all of its assets to another Corporation shall be affected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then as a condition of such reorganization, reclassification, consolidation, merger or sale lawful and adequate provision shall be made whereby the holders of Series A Preferred Shares shall thereafter have the right to receive, in lieu of the Common Stock of the Corporation, immediately theretofore receivable upon the conversion of any such Series A Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the conversion of such Series A Preferred Shares had such reorganization, reclassification, consolidation, merger or sale not taken place; and in any such case, appropriate provision shall be made with respect to the rights and interests of the holders of the Series A Preferred Shares to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Ratio and of the number of shares receivable upon the conversion of such Series A Preferred Shares) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of such Series A Preferred Shares. This Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than this Corporation), the corporation resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of the Series A Preferred Shares at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets, as, in accordance with the foregoing provisions, such holders may be entitled to receive.

          (3) Upon any adjustment of the Conversion Ratio, then and in each such case, the Corporation shall give written notice thereof by first-class mail, postage prepaid, addressed to the registered holders of the Series A Preferred Shares at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Ratio resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of the Series A Preferred Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (4) As used in this subsection 4.4(d), the term Common Stock shall mean and include this Corporation's presently authorized Common Stock and shall also include any capital stock of any class of this Corporation hereafter authorized which shall have the right to vote on all matters submitted to the shareholders of this Corporation and shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of this Corporation; provided that the shares receivable pursuant to conversion of the Series A Preferred Shares shall include shares designated as Common Stock of this Corporation as of the date of issuance of such Series A Preferred Shares or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection 4.4(d)(2)(ii) above.

          (5) Notwithstanding the foregoing right to convert at the option of the holder, each Series A Preferred Share shall automatically be deemed converted (but only to the extent, and as soon as such conversion would be exempt from the registration and qualification requirements of the applicable federal and state securities laws) into the appropriate number of shares of Common Stock of the Corporation in the manner and upon the terms set forth herein, without any act by the Corporation or the holders of such shares, on the earlier to occur of (i) the date upon which the Corporation completes an offering of its Capital Stock pursuant to a registration statement filed pursuant to and declared effective under the Securities Act of 1933, as amended, (ii) the calendar month-end upon which the Corporation first obtains a total net worth of $1 million, as determined pursuant to generally accepted accounting principles, or (iii) the date following the merger of the Corporation with or into another corporation, the shares of which are currently registered pursuant to
     Section 12 or 15 of the Securities Exchange Act of 1934, as amended, and following such merger, (A) the Corporation continues as the surviving corporation, (B) the surviving corporation's common shares are registered pursuant to Section 12 or 15 of the Securities Exchange Act of 1934, as amended, and (C) the market value of the Corporation equals or exceeds $1 million, calculated for purposes of this Section 4.4(d), as the product of the average closing price for the Corporation's Common Shares during any 20 consecutive trading days times the number of outstanding Common Shares, and including in such number, that number of Common Shares into which the Series A Preferred Shares are convertible hereby.

                         ARTICLE V- BOARD OF DIRECTORS

          The Board of Directors of this Corporation shall consist of not more than nine members. At all times subsequent to December 31, 1992, a majority of the members of the Board of Directors shall be persons who are not in the employment of the Corporation.

                        ARTICLE VI - DIRECTOR LIABILITY

          To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article VI by the shareholders of this Corporation shall not adversely affect any right existing at the time of such repeal or modification.

                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                              DERATA CORPORATION

     The undersigned, the President of Derata Corporation, a Minnesota corporation (the "Company"), hereby certifies that:

     1.   The name of the Company is Derata Corporation.

     2.   The Company is a Minnesota corporation.

     3.   The amendment adopted is:

                         "ARTICLE III - CAPITAL STOCK"

     3.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares that this Corporation shall have the authority to issue shall be 14,600,000 shares, ten million (10,000,000) of which shall be designated Common Stock, $.01 par value (hereinafter referred to as "Common Stock); one million six hundred thousand (1,600,000) of which shall be designated Series A Convertible Preferred Shares, $.01 par value (hereinafter referred to as the "Series A Preferred Shares") and three million (3,000,000) of which shall be preferred shares undesignated as to series (hereinafter referred to as the "Undesignated Preferred Shares"). The Common Stock and the Series A Preferred Shares are hereinafter referred to collectively as the "Capital Stock."

     4. The amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares that remains unissued after the combination exceeding the authorized shares that were unissued before the combination.

     5. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, W. Dirk Dunlap, President of Derata Corporation, being duly authorized on behalf of the Company, has executed this document effective as of the 15th day of October, 1992.

                                    By:    /s/ W. Dirk Dunlap
                                         --------------------
                                          W. Dirk Dunlap
                                          President

                             ARTICLES OF AMENDMENT
                                      OF
                    THE RESTATED ARTICLES OF INCORPORATION
                                      OF
                              DERATA CORPORATION


     The undersigned, the President of Derata Corporation, a Minnesota corporation (the "Company"), hereby certifies that:

     1.   The name of the Company is Derata Corporation.

     2.   The Company is a Minnesota corporation.

     3.   The amendment adopted is:

                                  "Article I

                    The name of this corporation shall be Medi-Ject
               Corporation."

     4. The above amendment was adopted at a Special Meeting of Shareholders of Derata Corporation, held on November 16, 1992.

     5. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, W. Dirk Dunlap, President of the Company, being duly authorized on behalf of the Company, has executed this document effective as of the 16th day of November, 1992.

                                    By:    /s/ W. Dirk Dunlap
                                         --------------------
                                          W. Dirk Dunlap
                                          President

                             MEDI-JECT CORPORATION
                             _____________________

                          CERTIFICATE OF DESIGNATIONS
                                      FOR
                  $1.00 CONVERTIBLE PREFERRED STOCK, SERIES B

        (Pursuant to Minnesota Statutes, Section 302A.401, Subd. 3(b))
                             _____________________


     The undersigned, being the Secretary of Medi-Ject Corporation (the "Corporation"), a corporation organized and existing under the Minnesota Business Corporation Act, in accordance with the provisions of Minnesota Statutes, Section 302A.401, Subd. 3(b), does hereby certify that:

     Pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors on September 16, 1993 in accordance with Minnesota Statutes, Section 302A.401, Subd. 3, duly adopted the following resolution establishing a series of 3,000,000 shares of the Corporation's Preferred Stock, to be designated as its Series B Convertible Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Articles of Incorporation of the Corporation, the Board of Directors hereby establishes a Series B Convertible Preferred Stock of the Corporation and hereby states the designation and number of shares, and fixes the relative rights and preferences, of such series of shares as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Shares") and the number of shares constituting such series shall be 3,000,000, which number may be decreased (but not increased) by the Board of Directors without a vote of shareholders, provided, however, that such number may not be decreased below the number of the currently outstanding Series B Preferred Shares and options for Series B Preferred Shares.

     Section 2.  Dividends and Distributions.

     (a) The holders of Series B Preferred Shares, in preference to the holders of shares of the Common Stock, $.01 par value (the "Common Shares") and Series A Preferred Shares, $.01 par value (the "Series A Preferred Shares"), of the Corporation, which shall rank junior to the Series B Preferred Shares as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, cash dividends on the

Series B Preferred Shares in such amounts and at such times as declared by the Board of Directors. However, in no event shall any dividend be paid on any Common Shares or Series A Preferred Shares unless comparable dividends are paid on the Series B Preferred Shares. Series B Preferred Shares shall be counted on an as-if-converted basis in determining whether dividends on Series B Preferred Shares, Series A Preferred Shares and Common Shares are comparable.

     (b) Dividends payable pursuant to paragraph (a) shall be in such amount at least equal to any dividends payable on any other capital stock of the Corporation as determined on a per share basis. Holders of Series B Preferred Shares shall be entitled to receive such dividends in preference to and in priority over dividends upon the Series A Preferred Shares, Common Shares and all other capital stock of the Corporation.

     Section 3. Voting Rights. The holders of Series B Preferred Shares shall have the following voting rights:

     (a) One vote on all matters submitted to the shareholders of the Corporation for each Common Share that such older of Series B Preferred Shares would be entitled to receive upon the conversion of such Series B Preferred Shares.

     (b) (i) If an unremedied event of default (an "Event of Default") occurs under section 11 of the investment agreement, dated September 27, 1993 between this Corporation and Ethical Holdings plc, a corporation organized under the laws of England, (the "Investment Agreement"), which Investment Agreement may be amended from time to time without eh approval of the shareholders of this Corporation, the holders of Series B Preferred Shares, voting jointly as a separate class, shall be entitled to designate and elect that number of directors that is the lowest number that constitutes a majority (the "Majority") of the members of this Corporation's Board of Directors, and the holders of Series A Preferred Shares and Common Shares, voting together as a class, shall be entitled to elect the remaining members of this Corporation's Board of Directors. Such right of the holders of Series B Preferred Shares to designate and elect the Majority of the members of the Board of Directors may be exercised until the Event of Default under the Investment Agreement has been cured or waived. When such Event of Default under the Investment Agreement shall have been cured or waived, the holders of Series B Preferred Shares shall be divested of such right to elect the Majority of the members of the Board of Directors, and any additional directors elected by the holders of Series B Preferred Shares shall be automatically removed from the Board of Directors without further action by the Directors or shareholders; subject always to the same provisions in the vesting of such right in the holders of the Series B Preferred Shares in the case of any future Event of Default under the Investment Agreement.

          (ii) The foregoing right of the holders of Series B Preferred Shares with respect to the election of directors of this Corporation may be exercised at any annual meeting of shareholders or, within the limitations hereinafter provided, at a special meeting of the shareholders held for such purpose. If the date upon which such right of the holders of Series B Preferred Shares shall become vested shall be more than thirty (30) days preceding the date of the next ensuing annual meeting of shareholders as fixed by the Bylaws of this Corporation, the President of this Corporation shall, immediately after delivery to this Corporation at its principal office of a request to such effect signed by the holders of at least a majority of Series B Preferred Shares then outstanding, call a special meeting of the shareholders, to be held within fifteen (15) days after the delivery of such request for the purpose of electing the directors who they shall designate as the representatives of Series B Preferred Shares on the Board of Directors, which directors shall serve until the next annual meeting, until their successors shall be elected and shall qualify or until they are divested of such office pursuant to the immediately preceding paragraph. Notice of such meeting shall be mailed to each shareholder not less than ten (10) days prior to the date of such meeting.

          (iii) Any holder of Series B Preferred Shares shall have the right, during regular business hours, in person or by any authorized representative, to examine and to make transcripts of the stock records of this Corporation for Series B Preferred Shares for the purpose of communicating with other holders of Series B Preferred Shares with respect to the exercise of the foregoing right of election.

          (iv) At any annual or special meeting of shareholders held for the purpose of electing directors when the holders of Series B Preferred Shares shall be entitled to elect the Majority of the members of the Board of Directors, the presence in person or by proxy of the holders of a majority of the outstanding Series B Preferred Shares shall be required to constitute a quorum for the election by such class of such directors, and the presence in person or by proxy of the holders of a majority of the outstanding Series A Preferred Shares and Common Shares shall be required to constitute a quorum for the election by such class of the remaining directors; provided, however, that the holders of a majority of either such class of stock who are present in person or by proxy shall have power to adjourn such meeting for the election of directors by such class from time to time without notice other than announcement at the meeting. No delay or failure by the holders of either of such classes of stock to elect the members of the Board of Directors whom such holders are entitled to elect shall invalidate the election of the remaining members of the Board of Directors by the holders of the other such class of stock.

          (v) Any director elected by the holders of Series B Preferred Shares may be removed from office by vote of the holders of at least a majority of the outstanding Series B Preferred Shares. A special meeting of the holders of Series B Preferred Shares may be called by a majority vote of the Board of Directors for the purpose of removing a director in accordance with the provisions of this Section 3(b)(v). The Chairman of the Board of the Corporation shall, in any event, within 10 days after delivery of the Corporation at its principal offices of a request to call such a special meeting signed by the holders of at least 51% of the outstanding Series

B Preferred Shares, call a special meeting for such purpose to be held as promptly as practicable after the delivery of such request.

          (vi) If, during any interval between annual meetings of shareholders for the election of directors and while the holders of Series B Preferred Shares shall be entitled to elect the Majority of the members of the Board of Directors, the number of directors in office who have been elected by the holders of Series B Preferred Shares or Series A Preferred Shares and Common Shares, as the case may be, shall, by reason of resignation, death or removal, be less than the total number of directors subject to election by the holders of shares of any such class, the vacancy or vacancies in the directors elected by a given class of shares shall be filled by a majority vote of the remaining directors then in office who were elected by the holders of such class or succeeded a director so elected, although such majority may be less than a quorum.

     (c) If the Corporation shall not set a date for an annual meeting to elect directors within thirteen months of the previous annual meeting, then within 10 days after delivery to the Corporation at its principal office of a request to call such an annual meeting signed by the holders of at least 50% of the outstanding Series B Preferred Shares, the Chairman of the Board of the Corporation shall call an annual meeting to be held as promptly as practicable after the delivery of such request.

     Section 4.  Liquidation, Dissolution or Winding Up.

     (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of capital stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the Series B Preferred Shares unless, prior thereto, the holders of Series B Preferred Shares shall, have received the liquidation value per share which, for each Series B Preferred Share, shall be equal to $1.00 the ("Liquidation Value"). If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to pay such Liquidation Value per Series B Preferred Share, the holders of such Series B Preferred Shares shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled. Following such payment to the holders of Series B Preferred Shares upon such liquidation, dissolution, or winding up of the Corporation, the holders of Series A Preferred Shares and Common Shares shall then be entitled, to the exclusion of the holders of Series B Preferred Shares, to share in all the assets of this Corporation thereafter remaining in accordance with the relative rights and preferences of such classes.

     (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other individual, firm, corporation or other entity (including any successor, by merger or otherwise, of such entity) (each a "Person", collectively, "Persons"), nor the sale of all or substantially all of the assets of the

Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposed of this Section 4.

     Section 5. Conversion. Each Series B Preferred Share may be converted at any time, at the option of the holder thereof, into Common Shares, on the terms and conditions set forth in this Section 5.

     (a) Each Series B Preferred Share shall be convertible at the option of the holder thereof into one (1) Common Shares of this Corporation, subject to adjustment as provided for herein. In order to exercise the conversion privilege with respect to any Series B Preferred Shares, a holder of Series B Preferred Shares shall surrender the certificate representing such Series B Preferred Shares to the Corporation at its principal office, accompanied by written notice to the Corporation that the holder elects to convert a specified portion or all of such Series B Preferred Shares. Series B Preferred Shares shall be deemed to have been converted on the day of surrender of the certificate representing such Series B Preferred Shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such Series B Preferred Shares, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of the Common Shares issuable upon conversion. As promptly as practicable on or after the conversion date, the Corporation shall issue and mail or deliver to such holder a certificate or certificates for the number of Common Shares issuable upon conversion, rounded to the nearest hundredth of a full share, and a certificate or certificates for the balance of the Series B Preferred Shares surrendered, if any, not so converted into Common Shares.

     (b) The number of Common Shares issuable in exchange for Series B Preferred Shares upon either optional, or automatic conversion pursuant to
Section 5(g), shall be equal to One Dollar and Twenty-Five Cents ($1.25), divided by the conversion price then in effect (the "Conversion Price"). The Conversion Price shall initially be $1.25, but shall be subject to adjustment from time to time as hereinafter provided:

          (i) In case this corporation shall at any time subdivide or split its outstanding Common Shares into a greater number of shares or declare any dividend payable in Common Shares, the Conversion Price in effect immediately prior to such subdivision, split or dividend shall be proportionately decreased, and conversely, in case the outstanding Common Shares of this corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (ii) Except for issuances for shares or other equity purchase rights specifically permitted by the terms of the Investment Agreement, if and whenever this Corporation shall issue or sell any Common Shares for a consideration per share less than $1.25 (other than dividends payable in Series

     A Preferred Shares or Common Shares), or shall issue any options, warrants or other rights for the purchase of such shares at a consideration per share of less than $1.25, the Conversion Price in effect immediately prior to such issuance or sale shall be adjusted and shall be equal to (i) the Conversion Price then in effect, multiplied by (ii) a fraction, the numerator of which shall be an amount equal to the sum of (a) the number of Series A Preferred Shares and Common Shares outstanding immediately prior to such issuance or sale multiplied by the Conversion Price then in effect, and (b) the total consideration payable to this Corporation upon such issuance or sale of such shares and such purchase rights and upon the exercise of such purchase rights, and the denominator of which shall be the amount determined by multiplying (aa) the number of Series A Preferred Shares and Common Shares outstanding immediately after such issuance or sale plus the number of the Common Shares issuable upon the exercise of any purchase rights thus issued, by (bb) the Conversion Price then in effect. If any options or purchase rights that are taken into account in any such adjustment of the Conversion Price subsequently expire without exercise, the Conversion Price shall be recomputed by deleting such options or purchase rights. If the Conversion Price is adjusted as the result of the issuance of any options, warrants or other purchase rights, no further adjustment of the Conversion Price shall be made at the time of the exercise of such options, warrants or other purchase rights.

          (iii) The antidilution provisions of this subsection 5(b) may be waived by the affirmative vote of the holders (acting together as a class) of at least ninety percent (90%) of the then outstanding Series B Preferred Shares.

     (c) Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Series B Preferred Shares at the addresses of such holders as shown on the books of this Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series B Preferred Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (d) The holders of Series B Preferred Shares shall have the following rights to certain properties received by the holders of Common Shares:

          (i) In case this Corporation shall declare a dividend or distribution upon Common Shares payable other than in cash out of earnings or surplus or other than in Common Shares, then thereafter each holder of Series B Preferred Shares upon the conversion thereof will be entitled to receive the number of Common Shares into which such Series B Preferred Shares shall be converted, and, in addition and without payment therefor, the property which such holder would have received as a dividend if continuously since the record date for any such dividend or distribution such holder (A) had been the record holder of the number of Common Shares then received, and
     (B) had retained all dividends or distributions in stock or securities payable in respect of such Common Shares or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Shares.

          (ii) If any capital reorganization or reclassification of the capital stock of this Corporation, or consolidation or merger of this Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of Series B Preferred Shares shall thereafter have the right to receive, in lieu of Common Shares of this Corporation immediately theretofore receivable upon the conversion of such Series B Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore receivable upon the conversion or such Series B Preferred Shares had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to me rights and interests of the holders of the Series B Preferred Shares to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of such Series B Preferred Shares) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of such Series B Preferred Shares. The Corporation shall not effect any such reorganization, reclassification, consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than this Corporation), the corporation resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of the Series B Preferred Shares at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

     (e) The Board of Directors may increase the number of Common Shares into which each Share may be converted, in addition to the adjustments required by this section, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder for Federal income tax purposes of Series B Preferred Shares resulting from any events of occurrences giving rise to adjustments pursuant to this Section 5 or from any other similar event.

     (f) As used in this Section 5, the term Common Shares shall mean and include this Corporation's presently authorized Common Shares and shall also include any capital stock of any class of this Corporation hereafter authorized which shall have the right to vote on all matters submitted to the shareholders of this Corporation and shall not be limited to a fixed sum of percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of this Corporation; provided that the shares receivable pursuant to conversion of the Series B Preferred Shares shall include shares designated as Common Shares of this Corporation as of the date of issuance of such Series B Preferred Shares or, in the case of any reclassification of the outstanding shares thereto, the stock, securities or assets provided for in Section 5(b)(ii) above.

     (g) Notwithstanding the foregoing right to convert at the option of the holder, each Share shall automatically be deemed converted (but only to the extent, and as soon as such conversion would be exempt from the registration and qualification requirements of the applicable Federal and state securities laws, into the appropriate number of Common Shares of the Corporation in the manner and upon the terms set forth herein, without any act by the Corporation or the holders of such Series B Preferred Shares, on the earlier to occur of (i) the date upon which the Corporation completes an offering of its capital stock pursuant to a registration statement filed pursuant to and declared effective under the Securities Act of 1933, as amended in which the net proceeds received by the Corporation equal or exceed $5,000,000 and the per share purchase price equals or exceeds $4.00 (as adjusted for stock splits, stock dividends or other corporate reorganizations) or (ii) the date following the merger of the Corporation with or into another corporation, the shares of which are currently registered pursuant to Section 12 or 15 of the Securities Exchange Act of 1934, as amended, and following such merger, (A) the Corporation continues to be the surviving corporation, (B) the surviving corporation's common shares are registered pursuant to Section 12 or 15 of the Securities Exchange Act of 1934, as amended, and (C) the market value of the Corporation equals or exceeds $5 million, calculated for purposes of this Section 5, as the product of the average closing price for the Corporation's Common Shares during any 20 consecutive trading days times the number of outstanding Common Shares, and including in such number, that number of Common Shares into which the Series B Preferred Shares are convertible hereby.

     (h) The Corporation will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of Common Shares on conversion of Series B Preferred Shares. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that in which the Series B Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the

Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation to be signed on behalf of the Corporation this 17th day of September, 1993.

                                        /s/ Mary Deschenes
                                      --------------------
                                          Mary Deschenes, Secretary

                             ARTICLES OF AMENDMENT
                                      OF
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                             MEDI-JECT CORPORATION

          The undersigned, the President of Medi-Ject Corporation, a Minnesota corporation (the "Company"), hereby certifies that:

     1.   The name of the Company is Medi-Ject  Corporation.

     2.   The Company is a Minnesota corporation.

     3.   The amendment adopted is:

                         "ARTICLE III - CAPITAL STOCK

          3.1 Authorized Shares; Establishment of Classes and Series. The total number of shares of all classes of stock that the Corporation is authorized to issue is twenty million (20,000,000) shares, consisting of
     (i) ten million (10,000,000) shares which shall be designated as common stock $.01 par value (hereinafter referred to as "Common Stock"), (ii) one million six hundred thousand (1,600,000) shares of which shall be designated Series A Convertible Preferred Shares, $.01 par value (hereinafter referred to as the "Series A Preferred Shares") (iii) three million (3,000,000) shares of which shall be designated Series B Convertible Preferred Stock, $.01 par value (hereinafter referred to as the "Series B Preferred Shares"), (iv) one million (1,000,000) shares of which shall be designated Non-Voting Series B Convertible Preferred Shares $.01 par value (the "Non-Voting Series B Preferred Shares") and two million (2,000,000) shares of which shall be preferred shares, undesignated as to series (the "Undesignated Preferred Shares"). The Common Stock, the Series A Preferred Shares, the Series B Preferred Shares and the Non-Voting Series B Preferred Shares are hereinafter referred to collectively as the Capital Stock.

              3.2) Authority Relative to Undesignated Preferred Shares. Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article III and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Undesignated Preferred Shares and, with respect to each such series, to determine or fix, by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preference and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limitation, the determination or fixing of the rates of and terms and conditions upon which any dividends shall be payable on such series, any terms under or conditions on which the shares of such series may be redeemed, any provision made for the conversion or exchange of the shares of such series for shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock, and any rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

              3.3) Issuance of Shares. The Board of Directors of the Corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the Corporation to such persons, at such times and upon such terms and conditions as the

     Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price or a general formula or method by which the price will be determined.

              3.4) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into shares of the Corporation of any class or series and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed.

              3.5) Issuance of Shares to Holders of Another Class or Series. The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.

                     ARTICLE IV - RIGHTS AND PRIVILEGES OF
                          SHARES AND OF SHAREHOLDERS

              The rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of stock or the holders thereof are set forth below.

              4.1) Voting Privileges. Each holder of Common Stock shall have one vote on all matters submitted to the shareholders for each share of Common Stock standing in the name of such holder on the books of this Corporation. Each holder of Series A Preferred Shares shall have one vote on all matters submitted to the shareholders for each share of Common Stock that such holder of Series A Preferred Shares would be entitled to receive upon the conversion of such Series A Preferred Shares as provided in subsection 4.4(d).

              4.2) Preemptive Rights. No holder of shares of any class of Capital Stock shall be entitled as such, as a matter of right, to subscribe for, purchase or receive any part of any class whatsoever or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

              4.3) No Cumulative Voting. No holder of shares of Capital Stock shall have any cumulative voting rights.

          4.4)  Series A Preferred Shares.

              (a) Relative Seniority. With respect to the relative rights and preferences set forth herein, the Series A Preferred Shares shall rank senior to the Common Stock, but may otherwise be junior with respect to the rights and preferences of any future class or series of Undesignated Preferred Shares that may be designated by the Board of Directors. Nothing contained herein shall be deemed to prevent the Board of Directors from issuing any such Undesignated Preferred Shares the relative rights and preferences of which may rank senior, junior, or pari passu with the Series A Preferred Shares.

              (b) Liquidation Preference. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Shares shall be entitled to receive in cash, out of the assets of the Corporation, an amount equal to $.0488 per share for each outstanding Series A Preferred Share. If in any such event, the assets of the Corporation are insufficient to make such payment, the holders of the Series A

     Preferred Shares shall be entitled to a ratable distribution. The merger or consolidation of the Corporation into or with another Corporation or the merger or consolidation of any other Corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities or other property as a result of such consolidation or merger) or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation or dissolution of the Corporation for purposes of this subparagraph.

              Nothing hereinabove set forth shall affect in any way the right or obligation of each holder of Series A Preferred Shares to convert such shares at any time and from time to time in accordance with subsection 4.4(d) below.

              (c) Dividends and Distributions. In case this Corporation shall declare a dividend or other distribution (whether payable in cash, in-kind or securities of the Corporation, including shares of Common Stock or securities convertible into Common Stock) upon its Common Stock, the holders of Series A Preferred Shares shall be deemed to be holders of such number of shares of Common Stock as the holders of the Series A Preferred Shares are entitled to receive, upon the conversion thereof as provided in Subsection 4.4(d) below, as of the record date for such distribution, participating on the same basis as the holders of the Common Stock in any such dividend or other distribution.

              (d)  Conversion Rights; Mandatory Conversion.

          (1) Each Series A Preferred Share shall be convertible at the option of the holder thereof into one (1) share of Common Stock of this Corporation, subject to adjustment as provided for herein. In order to exercise the conversion privilege, a holder of Series A Preferred Shares shall surrender the certificate representing such shares to the Corporation at its principal office, accompanied by written notice to the Corporation that the holder elects to convert a specified portion or all of such shares. Series A Preferred Shares shall be deemed to have been converted on the day of surrender of the certificate representing such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such shares, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of the Common Stock issuable upon conversion. As promptly as practicable on or after the conversion date, the Corporation shall issue and mail or deliver to such holder a certificate or certificates for the number of shares of Common Stock issuable upon conversion, computed to the nearest one-hundredth of a full share, and a certificate or certificates for the balance of the Series A Preferred Shares surrendered, if any, not so converted into Common Stock.

          (2) The number of shares of Common Stock issuable in exchange for Series A Preferred Shares upon the exercise of these conversion rights (the "Conversion Ratio") shall be subject to adjustment from time to time as hereinafter provided:

               (i) In case the Corporation shall at any time subdivide or split its outstanding Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision or split shall be proportionately increased; and, conversely, in case the outstanding Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination shall be proportionately reduced.

               (ii) If any capital reorganization or reclassification of the Capital Stock of the Corporation or consolidation or merger of the Corporation with another Corporation or the sale of all or substantially all of its assets to another Corporation shall be affected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then as a condition of such reorganization, reclassification, consolidation, merger or sale lawful and adequate provision shall be made whereby the holders of Series A Preferred Shares shall thereafter have the right to receive, in lieu of the Common Stock of the Corporation, immediately theretofore receivable upon the conversion of any such Series A Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the conversion of such Series A Preferred Shares had such reorganization, reclassification, consolidation, merger or sale not taken place; and in any such case, appropriate provision shall be made with respect to the rights and interests of the holders of the Series A Preferred Shares to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Ratio and of the number of shares receivable upon the conversion of such Series A Preferred Shares) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of such Series A Preferred Shares. This Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than this Corporation), the corporation resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of the Series A Preferred Shares at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets, as, in accordance with the foregoing provisions, such holders may be entitled to receive.

          (3) Upon any adjustment of the Conversion Ratio, then and in each such case, the Corporation shall give written notice thereof by first-class mail, postage prepaid, addressed to the registered holders of the Series A Preferred Shares at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Ratio resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of the Series A Preferred Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (4) As used in this subsection 4.4(d), the term Common Stock shall mean and include this Corporation's presently authorized Common Stock and shall also include any capital stock of any class of this Corporation hereafter authorized which shall have the right to vote on all matters submitted to the shareholders of this Corporation and shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of this Corporation; provided that the shares receivable pursuant to conversion of the Series A Preferred Shares shall include shares designated as Common Stock of this Corporation as of the date of issuance of such Series A Preferred Shares or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection 4.4(d)(2)(ii) above.

          (5) Notwithstanding the foregoing right to convert at the option of the holder, each Series A Preferred Share shall automatically be deemed converted (but only to the extent, and as soon as such conversion would be exempt from the registration and qualification requirements of the applicable federal and state securities laws) into the appropriate number of shares of Common Stock of the Corporation in the manner and upon the terms set forth herein, without any act by the Corporation or the holders of such shares, on the earlier to occur of (i) the date upon which the Corporation completes an offering of its Capital Stock pursuant to a registration statement filed pursuant to and declared effective under the Securities Act of 1933, as amended, (ii) the calendar month-end upon which the Corporation first obtains a total net worth of $1 million, as determined pursuant to generally accepted accounting principles, or (iii) the date following the merger of the Corporation with or into another corporation, the shares of which are currently registered pursuant to
     Section 12 or 15 of the Securities Exchange Act of 1934, as amended, and following such merger, (A) the Corporation continues as the surviving corporation, (B) the surviving corporation's common shares are registered pursuant to Section 12 or 15 of the Securities Exchange Act of 1934, as amended, and (C) the market value of the Corporation equals or exceeds $1 million, calculated for purposes of this Section 4.4(d), as the product of the average closing price for the Corporation's Common Shares during any 20 consecutive trading days times the number of outstanding Common Shares, and including in such number, that number of Common Shares into which the Series A Preferred Shares are convertible hereby.

          4.5)  Series B Preferred Shares.

               The rights and preferences of the Series B Preferred Shares shall be as set forth in that certain Certificate of Designation, as filed with the Secretary of State of the State of Minnesota on September 27, 1993, the terms of which are incorporated herein by this reference.

               4.6) Non-Voting Series B Preferred Shares. The Non-Voting Series B Preferred Shares shall have identical rights and preferences to the Series B Preferred Shares and shall rank pari passu in all respects with the Series B Preferred Shares; provided, however, that the holders of Non-Voting Series B Preferred Shares shall not have any voting rights, except as such may otherwise be prescribed by law."


     5. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

          IN WITNESS WHEREOF, the undersigned, W. Dirk Dunlap, President of Medi-Ject Corporation, being duly authorized on behalf of the Company, has executed this document effective as of the 31st day of January, 1994.

                                    By:   /s/  W. Dirk Dunlap
                                       -----------------------------------
                                    W. Dirk Dunlap
                                    President

                            ARTICLES OF CORRECTION
                                      OF
                             MEDI-JECT CORPORATION


     In order to correct the Articles of Amendment of Restates Articles of Incorporation as filed with the Minnesota Secretary of State on January 31, 1994 in accordance with the provisions set forth in Minnesota Statute Section 5.16, the undersigned hereby makes the following statements.

     1.   The name of the person who filed the instrument is W. Dirk Dunlap.

     2. The instrument to be corrected is the Articles of Amendment of Restated Articles of Incorporation of Medi-Ject Corporation filed with the Minnesota Secretary of State on January 31, 1994.

     3. The error to be corrected is contained within Section 4.4(b) Liquidation Preference of the instrument described in item number 2 above and the error to be corrected is the liquidation amount per share.

     4. The following portion of the Articles of Amendment of Restated Articles of Incorporation is hereby set forth in its corrected form in its entirety as follows:

     "4.4)  Series A Preferred Shares.

          (a) Relative Seniority. With respect to the relative rights and preferences set forth herein, the Series A Preferred Shares shall rank senior to the Common Stock, but may otherwise be junior with respect to the rights and preferences of any future class or series of Undesignated Preferred Shares that may be designated by the Board of Directors. Nothing contained herein shall be deemed to prevent the Board of Directors from issuing any such Undesignated Preferred Shares the relative rights and preferences of which may rank senior, junior, or pari passu with the Series A Preferred Shares.

          (b) Liquidation Preference. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Shares shall be entitled to receive in cash, out of the assets of the Corporation, an amount equal to $.488 per share for each outstanding Series A Preferred Share. If in any such event, the assets of the Corporation are insufficient to make such payment, the holders of the Series A Preferred Shares shall be entitled to a ratable distribution. The merger or consolidation of the Corporation into or with another Corporation or the merger or consolidation of any other Corporation into or with another Corporation (in which consolidation or merger the shares of the Corporation receive distributions of cash or securities or other property as a result of such consolidation or merger) or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation shall be deemed toe a liquidation or dissolution of the Corporation for purposes of this subparagraph.

     Nothing hereinabove set forth shall affect in any way the right or obligation of each holder of Series A Preferred Shares to convert such shares at any time and from time to time in accordance with subsection 4.4(d) below."

Dated: June 15, 1994

                                    /s/ W. Dirk Dunlap
                                    ------------------------------
                                    W. Dirk Dunlap, President

                          CERTIFICATE OF DESIGNATIONS
                                      OF
                SERIES B CONVERTIBLE PREFERRED STOCK (CLASS II)
                                      OF
                             MEDI-JECT CORPORATION


     The undersigned duly elected Secretary of Medi-Ject Corporation, a Minnesota corporation (the "Corporation"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the Corporation on October 12, 1994:

          FURTHER RESOLVED, that 400,000 shares of Series B Preferred Stock shall be designated as Series B Convertible Preferred Stock (Class II) (the "Series B-II Preferred Stock").

          FURTHER RESOLVED, that the Series B-II Preferred Stock shall have all of the same rights and preferences as the Series B Preferred Stock, except that (i) the Liquidation Value set forth in Section 4(a) of the Certificate of Designations for the Series B Preferred Stock shall be equal to $2.50 per share and (ii) the Conversion Price set forth in Section 5(b) of the Certificate of Designations for the Series B Preferred Stock shall be adjusted only as a result of events occurring after the date the Series B-II Preferred Stock is first issued. In the event capital stock of the Company is issued pursuant to the exercise of an option or warrant to purchase such stock, the date of such event for purposes of calculating an adjustment to the Conversion Price of the Series B-II Preferred Stock shall be the date the option or warrant was first issued by the Company.

          FURTHER RESOLVED, following the requisite approval by the Company's shareholders, the officers of the Company are hereby authorized to file the above resolutions designating the Series B-II Preferred Stock with the Secretary of State of Minnesota in accordance with the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designations on behalf of the Corporation this 28th day of December, 1994.

                                        /s/ Mark Derus
                                      ----------------
                                      Mark Derus, Secretary

        (Pursuant to Minnesota Statutes, Section 302A.401, Subd. 3(b))

                             ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION
                                      OF
                             MEDI-JECT CORPORATION


1.   The name of the corporation is Medi-Ject Corporation.

2. The following is the full text of the amendment to the Articles of Incorporation of Medi-Ject Corporation:

          NOW, THEREFORE, BE IT RESOLVED, that Section 3.1 of the Company's Articles of Incorporation be read in its entirety as follows:

          "3.1 Authorized Shares; Establishment of Classes and Series. The total number of shares of all classes of stock that the Corporation is authorized to issue is seventeen million six hundred thousand (17,600,000) shares, consisting of (i) ten million (10,000,000) shares which shall be designated as common stock, $.01 par value (hereinafter referred to as "Common Stock"), (ii) one million six hundred thousand (1,600,000) shares of which shall be designated Series A Convertible Preferred Shares, $.01 par value (hereinafter referred to as the "Series A Preferred Shares")
     (iii) three million (3,000,000) shares of which shall be designated Series B Convertible Preferred Stock, $.01 par value (hereinafter referred to as the "Series B Preferred Shares"), (iv) one million (1,000,000) shares of which shall be designated Non-Voting Series B Convertible Preferred Shares, $.01 par value (the "Non-Voting Series B Preferred Shares") and two million (2,000,000) shares of which shall be preferred shares, undesignated as to series (the "Undesignated Preferred Shares"). The Common Stock, the Series A Preferred Shares, the Series B Preferred Shares and the Non-Voting Series B Preferred Shares are hereinafter referred to collectively as the Capital Stock.

          The Series B Preferred Shares may be classified by the Board of Directors in one or more classes with such relative rights and preferences as shall be states or expressed in a resolution or resolutions providing for the issue of any such class or classes as may be adopted from time to time by the Board of Directors pursuant to the authority hereby vested in the Board of Directors and Minnesota Statutes, Section 301A.401, or any successor provision, provided, however, that any class of the Series B Preferred Shares shall differ from any other class of Series B Preferred Shares only in the liquidation preference o the ration at which the Series B Preferred Shares convert into shares of Common Stock, and provided further that the liquidation preference per share of any class of Series B Preferred Shares shall not exceed the minimum purchase price paid for any shares of such class and the ratio at which the Series B Preferred Shares convert into shares of Common Stock shall be equal to one-for-one on the date the first share of such class is issued and shall thereafter adjust in the same manner as each other class of Series B Preferred Shares, except that such conversion ratio shall only be adjusted as a result of events occurring after such date."

3. The foregoing amendment to the Articles of Incorporation of the Company was approved by the Board of Directors on October 11, 1994, and approved by the shareholders on November 4, 1994, in accordance with Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, President of Medi-Ject Corporation, being duly authorized on behalf of such corporation, has executed this certificate this 5th day of November, 1994.

                                        /s/ Mark Derus
                                      ----------------
                                      Mark Derus, Vice President,
                                      Finance/CFO

                          CERTIFICATE OF DESIGNATIONS
                                      OF
               SERIES B CONVERTIBLE PREFERRED STOCK (CLASSS III)
                                      OF
                             MEDI-JECT CORPORATION

     The undersigned duly elected Secretary of Medi-Ject Corporation, a Minnesota corporation (the "Corporation"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by all of the directors of the Board of Directors of the Corporation on April 5, 1995:

          RESOLVED, that 200,000 shares of Series B Preferred Stock shall be designated as Series B Convertible Preferred Stock (Class III) (the "Series B-III Preferred Stock").

          FURTHER RESOLVED, that the Series B-III Preferred Stock shall have all of the same rights and preferences as the Company's Series B Convertible Preferred Stock (Class II).

          FURTHER RESOLVED, that the officers of the Company are hereby authorized to file the above resolutions designating the Series B-III Preferred Stock with the Secretary of State of Minnesota in accordance with the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designations on behalf of the Corporation this 31st day of May, 1995.


                                     /s/ Mark Derus
                                    --------------------------------
                                    Mark Derus, Secretary

                          CERTIFICATE OF DESIGNATIONS
                                      OF
               SERIES B CONVERTIBLE PREFERRED STOCK (CLASSS IV)
                                      OF
                             MEDI-JECT CORPORATION

     The undersigned duly elected Secretary of Medi-Ject Corporation, a Minnesota corporation (the "Corporation"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by all of the directors of the Board of Directors of the Corporation on August 31, 1995:

          RESOLVED, that 100,000 shares of Series B Preferred Stock shall be designated as Series B Convertible Preferred Stock (Class IV) (the "Series B-IV Preferred Stock").

          FURTHER RESOLVED, that the Series B-IV Preferred Stock shall have all of the same rights and preferences as the Company's Series B Convertible Preferred Stock (Class III).

          FURTHER RESOLVED, that the officers of the Company are hereby authorized to file the above resolutions designating the Series B-IV Preferred Stock with the Secretary of State of Minnesota in accordance with the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designations on behalf of the Corporation this 15th day of September, 1995.


                                     /s/ Mark Derus
                                    -------------------------------
                                    Mark Derus, Secretary

                             ARTICLES OF AMENDMENT
                     OF RESTATED ARTICLES OF INCORPORATION
                                      OF
                             MEDI-JECT CORPORATION

1. The name of the corporation is Medi-Ject Corporation, a Minnesota corporation.

2. The following is the full text of the amendment to the Articles of Incorporation of Medi-Ject Corporation:

          NOW, THEREFORE, BE IT RESOLVED, that Section 3.1 of the Company's Articles of Incorporation be amended to read in its entirety as follows:

          3.1 Authorized Shares; Establishment of Classes and Series. The total number of shares of all classes of stock that the Corporation is authorized to issue is twenty-five million, six hundred thousand (25,600,000) shares, consisting of (i) fifteen million (15,000,000) shares which shall be designated as common stock, $.01 par value (hereinafter referred to as "Common Stock"), (ii) one million six hundred thousand (1,600,000) shares of which shall be designated Series A Convertible Preferred Shares, $.01 par value (hereinafter referred to as the "Series A Preferred Shares") (iii) three million (3,000,000) shares of which shall be designated Series B Convertible Preferred Stock, $.01 par value (hereinafter referred to as the "Series B Preferred Shares"), (iv) one million (1,000,000) shares of which shall be designated Non-Voting Series B Convertible Preferred Shares, $.01 par value (the "Non-Voting Series B Preferred Shares") and five million (5,000,000) shares of which shall be preferred shares, undesignated as to series (the "Undesignated Preferred Shares"). The Common Stock, the Series A Preferred Shares, the Series B Preferred Shares and the Non-Voting Series B Preferred Shares are hereinafter referred to collectively as the Capital Stock.

          The Series B Preferred Shares may be classified by the Board of directors in one or more classes with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such class or classes as may be adopted from time to time by the Board of Directors pursuant to the authority hereby vested in the Board of Directors and Minnesota Statutes, Section 302A.401, or any successor provision, provided, however, that any class of the Series B Preferred Shares shall differ from any other class of Series B Preferred Shares only in the liquidation preference of the class and the ratio at which the Series B Preferred Shares convert into shares of Common Stock, and provided further that the liquidation preference per share of any class of Series B Preferred Shares shall not exceed the minimum purchase price paid for any shares of such class and the ratio at which the Series B Preferred Shares convert into shares of Common Stock shall be equal to one-for-one on the date the first share of such class is issued and shall thereafter adjust in the same manner as each other class of Series B Preferred Shares, except that such conversion ratio shall only be adjusted as a result of events occurring after such date.

3. The foregoing amendment to the Articles of Incorporation was approved by the Board of Directors on November 22, 1995 and approved by the shareholders on December 22, 1995, in accordance with Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, the Vice President of Finance, Chief Financial Officer and Secretary of Medi-Ject Corporation, being duly authorized on behalf of Medi-Ject Corporation, has executed this document this 10th day of January, 1996.


                                     /s/ Mark Derus
                                    --------------------------------------
                                    Mark Derus, Vice President of Finance,
                                    Chief Financial Officer, Secretary/Treasurer

                             MEDI-JECT CORPORATION
                                 ____________

                          CERTIFICATE OF DESIGNATIONS
                                      FOR
      JUNIOR CONVERTIBLE PREFERRED STOCK, SERIES C, SERIES D AND SERIES E

        (Pursuant to Minnesota Statutes, Section 302A.401, Subd. 3(b))
                                 ____________


     The undersigned, being the Secretary of Medi-Ject Corporation (the "Corporation"), a corporation organized and existing under the Minnesota Business Corporation Act, in accordance with the provisions of Minnesota Statutes, Section 302A.401, Subd. 3(b), does hereby certify that:

     Pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors on January 11, 1996 in accordance with Minnesota Statutes, Section 302A.401, Subd. 3, duly adopted the following resolution establishing a series of 1,000,000 shares of the Corporation's Preferred Stock, to be designated as its Series C Junior Convertible Preferred Stock, a series of 500,000 shares of the Corporation's Preferred Stock, to be designated as its Series D Junior Convertible Preferred Stock and a series of 2,500,000 shares of the Corporation's Preferred Stock, to be designated as its Series E Junior Convertible Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Articles of Incorporation of the Corporation, the Board of Directors hereby establishes a Series C Junior Convertible Preferred Stock, a Series D Junior Convertible Preferred Stock and a Series E Junior Convertible Preferred Stock of the Corporation and hereby states the designation and number of shares, and fixes the relative rights and preferences, of each such series of shares as follows:

     Section 1. Designation and Amount. The Corporation's previously undesignated preferred shares shall be designated as to series as follows:

     (a) 1,000,000 shares shall be designated as "Series C Junior Convertible Preferred Stock" (the "Series C Preferred Shares"),

     (b) 500,000 shares shall be designated as "Series D Junior Convertible Preferred Stock" (the "Series D Preferred Shares") and

     (c) 2,500,000 shares shall be designated as "Series E Junior Convertible Preferred Stock" (the "Series E Preferred Shares")

The Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares are referred to collectively herein as the "Series C, D and E Preferred Shares".

     Section 2.  Dividends and Distributions.

     (a) The holders of Series C, D and E Preferred Shares, in preference to and in priority over the holders of shares of the Common Stock, $.01 par value (the "Common Shares") and Series A Preferred Shares, $.01 par value (the "Series A Preferred Shares"), of the Corporation, each of which shall rank junior to the Series C, D and E Preferred Shares as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, cash dividends on the Series C, D and E Preferred Shares in such amounts and at such times as declared by the Board of Directors; provided, however, that the holders of the Series C, D and E Preferred Shares shall not be entitled to receive any dividends on the Series C, D and E Preferred Shares, and no such dividends shall be declared or paid, unless and until comparable dividends are declared and paid to the holders of the Corporation's Series B Convertible Preferred Shares, $.01 par value per share (the "Series B Preferred Shares"). Dividends payable pursuant hereto shall be in such amount at least equal to any dividends payable on the Series A Preferred Shares or the Common Shares determined on an as-if-converted basis.

     (b) In no event shall any dividend be paid on any Common Shares or Series A Preferred Shares unless dividends are paid on the Series C, D and E Preferred Shares in accordance with subparagraph (a) . Holders of Series C, D and E Preferred Shares shall be entitled to receive dividends comparable to dividends on the Series B Preferred Shares.

     (c) Series A Preferred Shares, Series B Preferred Shares and Series C, D and E Preferred Shares shall be counted on an as-if-converted basis in determining whether dividends on any such preferred shares or Common Shares are comparable.

     (d) Notwithstanding anything to the contrary contained herein, the provisions of this Section 2 shall not apply to dividends payable in Common Shares or Common Stock Equivalents (as defined in Section 5.1) for which an appropriate adjustment is made in the Conversion Price (as defined in Section 5.1) pursuant to Section 5.3(d).

     Section 3.  Voting Rights.

     (a) General. Except as otherwise provided herein, the holders of Series C, D and E Preferred Shares shall have one vote on all matters submitted to the shareholders of the Corporation for each Common Share that such holder of Series C, D or E Preferred Shares would be entitled to receive upon the conversion of such Series C, D or E Preferred Shares.

     (b) Election of Director. Subject to the provisions of Section 3(b) of the Certificate of Designations for the Series B Preferred Shares, at any time there are outstanding any Series C, D or E Preferred Shares, the holders of the Series C, D and E Preferred Shares, exclusively and voting as a single class, shall be entitled, by a vote of holders of a majority of the total voting power to which such holders are entitled as set forth in subparagraph (a) above, to elect one of the directors of the Corporation and to exercise any right of removal or replacement of such director.

     Section 4.  Liquidation, Dissolution or Winding Up.

     (a) Subject to the provisions of subparagraph (b) hereof, upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of capital stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the Series C, D and E Preferred Shares unless, prior thereto, the holders of outstanding Series C, D and E Preferred Shares shall have received the liquidation value per share which, for each Series C Preferred Share, shall be equal to $3.00, for each Series D Preferred Share, shall be equal to $3.50 and for each Series E Preferred Share, shall equal $4.50 (each such liquidation value per share shall be subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) (the "Liquidation Value"). If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to pay such Liquidation Value per Series C, D or E Preferred Share, after payment to the holders of the Series B Preferred Shares as set forth in subparagraph (b) below, the holders of such Series C, D and E Preferred Shares shall share pro rata in the remaining assets. Following such payment to the holders of Series B, C, D and E Preferred Shares upon such liquidation, dissolution, or winding up of the Corporation, the holders of Series A Preferred Shares and Common Shares (which Series A Preferred Shares and Common Shares shall rank junior to the Series B, C, D and E Preferred Shares upon liquidation, dissolution or winding-up) shall then be entitled, to the exclusion of the holders of Series B, C, D and E Preferred Shares, to share in all the assets of this Corporation thereafter remaining in accordance with the relative rights and preferences of such classes.

     (b) The Series B Preferred Shares shall rank senior to the Series C, D and E Preferred Shares upon any liquidation, dissolution or winding up of the Corporation, and no distribution shall be made to the holders of the Series C, D or E Preferred Shares unless and until the holders of the Series B Preferred Shares shall have received the full amount due to such holders in accordance with the rights and preferences of the Series B Preferred Shares upon any liquidation, dissolution or winding up of the Corporation, and payment to the holders of the Series B Preferred Shares shall be prior and in preference to the Series C, D and E Preferred Shares.

     (c) Neither the consolidation, merger or other business combination of the Corporation with or into any other individual, firm, corporation or other entity

(including any successor, by merger or otherwise, of such entity), nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

     5. Conversion to Common Stock. The Series C, D and E Preferred Shares shall be convertible into Common Shares of the Corporation as follows:

          5.1 Definitions. For purposes of this Section 5, the following definitions shall apply:

          (a) "Common Stock Equivalents" shall mean Convertible Securities and rights entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

          (b) "Common Stock Outstanding" shall mean the aggregate of all Common Stock outstanding and all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

          (c) "Conversion Price" shall mean the price, determined pursuant to this Section 5, at which shares of Common Stock shall be deliverable upon conversion of Series C, D and E Preferred Stock.

          (d) "Convertible Securities" shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock, including Series C, D and E Preferred Shares.

          (e) "Current Conversion Price" shall mean the Conversion Price immediately before the occurrence of any event which, pursuant to Section 5.3, causes an adjustment to the Conversion Price.

          (f) "Issue Price" of each of the Series C, D and E Preferred Shares shall be equal to $3.00 per Series C, D and E Preferred Share.

          (g) "Series C Issuance Date" shall mean the first date on which the Corporation issues any shares of Series C Preferred Shares.

          (h) "Option" shall mean any right, warrant or option to subscribe for or purchase Common Stock or Convertible Securities of the Corporation.

          5.2  Right to Convert; Initial Conversion Price.

     (a) Each holder of the Series C, D and E Preferred Shares may, at any time, convert any or all of such preferred stock into fully-paid and nonassessable shares of Common Stock based upon the Conversion Price. Each Series C, D and E Preferred Share shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect for the respective series at the time of conversion into the Issue Price for the respective series. The Conversion Price for each of the Series C, D and E Preferred Shares shall be subject to adjustment from time to time in certain instances as hereinafter provided.

     (b) The Conversion Price of the Series C, D and E Preferred Shares shall initially be equal to $3.00 per Series C, D and E Preferred Share.

     (c) No adjustments with respect to conversion shall be made on account of any dividends that may be declared but unpaid on the Series C, D or E Preferred Shares surrendered for conversion, but no dividends shall thereafter be paid on the Common Stock unless such unpaid dividends have first been paid to the holders entitled to payment at the time of conversion of the Series C, D or E Preferred Shares.

     (d) Before any holder of Series C, D or E Preferred Shares shall be entitled to convert the same into Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, to the office of the Corporation or any transfer agent for such Series C, D or E Preferred Shares and shall give written notice to the Corporation at such office that the holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C, D and E Preferred Shares, or to such holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such holder shall be entitled, and, if less than all of the shares of Series C, D or E Preferred Shares represented by such certificate are converted, a certificate representing the shares of Series C, D and E Preferred Shares not converted. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the Series C, D or E Preferred Shares to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series C, D and E Preferred Shares for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series C, D or E Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

          5.3 Adjustments to Conversion Price. Subject to Section 5.3(h), the Conversion Price in effect from time to time for Series C, D and E Preferred Shares shall be subject to adjustment in certain cases as follows:

          (a) Issuance of Securities. Subject to Section 5.3(k), with respect to the Series C, D and E Preferred Shares, in case the Corporation shall at any time after the Series C Issuance Date issue or sell any Common Stock without consideration, or for a consideration per share less than the Current Conversion Price in effect for each of the Series C, D and E Preferred Shares, as the case may be, then, and thereafter successively upon each such issuance or sale, the Current Conversion Price for such Series C, Series D or Series E Preferred Shares shall simultaneously with such issuance or sale be adjusted to a Conversion Price (calculated to the nearest cent) equal to:

     the Current Conversion Price for such series, multiplied by (ii) a fraction, the numerator of which shall be an amount equal to the sum of (a) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale multiplied by the Current Conversion Price, and (b) the total consideration payable to the Corporation upon such issuance or sale of such shares and such purchase rights and upon the exercise of such purchase rights, and the denominator of which shall be the amount determined by multiplying (aa) the number of shares of Common Stock Outstanding immediately after such issuance or sale by (bb) the Current Conversion Price provided, however, that the Conversion Price shall at no time exceed $3.00 for the Series C, D or E Preferred Shares (subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected).

     For the purposes of this subsection 5.3(a), the following provisions shall also be applicable:

          (i) Cash Consideration. In case of the issuance or sale of additional Common Stock for cash, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if such shares are offered by the Corporation for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

          (ii) Noncash Consideration. In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Common Stock, Options or Convertible Securities for a consideration other than cash or for consideration a part of which shall be other than cash, the fair value of such consideration as determined by the board of directors of the Corporation in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Section 5, of the consideration other than cash received by the Corporation for such securities.

          (iii) Options and Convertible Securities. In case the Corporation shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (regardless of when such Convertible Securities first become convertible or exchangeable) shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this Section 5.3(a) and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities as of the date such securities are first issued regardless of when such securities first become convertible or exchangeable; provided that, subject to the provisions of Section 5.3(b), no further adjustment of the Conversion Price shall be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

          (b) Change in Option Price or Conversion Rate. If the purchase price provided for in any option referred to in subsection 5.3(a)(iii), or the rate at which any Convertible Securities referred to in subsection 5.3(a)(iii) are convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Current Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any such Option referred to in subsection 5.3(a)(iii), or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5.3(a)(iii), or the rate at which any Convertible Securities referred to in subsection 5.3(a)(iii) are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Current Conversion Price then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have been obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common Stock delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the Common Stock.

          (c) Termination of Option or Conversion Rights. In the event of the termination or expiration of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the Current Conversion Price shall, upon such termination, be changed to the Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Common Stock Outstanding.

          (d) Stock Splits, Dividends, Distributions and Combinations. If the Corporation should at any time or from time to time after the Series C Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other Distribution payable in additional shares of Common Stock or Common Stock Equivalents, then, following such record date (or the date of such dividend, Distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series C, D and E Preferred Shares shall be increased in proportion to such increase in the number of outstanding shares of Common Stock (including for this purpose, Common Stock Equivalents) determined in accordance with Section 5.3(f). If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C, Series D and E Preferred Shares shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

          (e) Other Dividends. If the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 5.3(a)(iii), then, in each such case for the purpose of this Section 5.3(e), the holders of Series C, D and E Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series C, D and E Preferred Shares are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or a sale of assets transaction provided for elsewhere in this Section 5) provision shall be made so that the holders of Series C, D and E Preferred Shares shall thereafter be entitled to receive upon conversion of shares of Series C, D and E Preferred Shares the number of shares of stock or other securities or property of the

Corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled upon such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series C, D and E Preferred Shares after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of Series C, D and E Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable to their application prior to such event.

          (g) Successive Changes. The above provisions of this Section 5 shall similarly apply to successive issuances, changes, sales, dividends or other distributions, subdivisions and combinations on or of the Common Stock after the Series C Issuance Date.

          (h) Other Events Reducing Conversion Price. Upon the occurrence of any event not specifically denominated in this Section 5 as altering the Conversion Price that, in the reasonable exercise of the business judgment of the Board of Directors, requires, on equitable principles, the reduction of the Conversion Price, the Conversion Price will be equitably reduced.

          (i) No Impairment. The Corporation will not take any action, by amendment of its Articles of Incorporation, including the filing of a certificate of designations, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, the purpose of which, in whole or in part, is to avoid or seek to avoid the observance or performance of the intents and purposes of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the intents and purposes of the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series C, D and E Preferred Shares against impairment.

          (j) Miscellaneous Conversion Price Matters. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Series C, D and E Preferred Shares; and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of such Series C, D and E Preferred Shares.

          (k) Excluded Events. Notwithstanding anything in this Section 5 to the contrary, the Conversion Price shall not be adjusted by virtue of (a) the conversion of shares of Series A, B, C, D or E Preferred Shares into shares of Common Stock, (b) the repurchase of shares from the Corporation's employees, consultants, officers or directors at such person's cost (or at such other price as may be agreed to by the Corporation's board of directors), or (c) the issuance and sale of, or the grant of options to purchase after the date hereof, an aggregate of not more than 115,700 shares of Common Stock, or such greater number of shares of Common Stock as shall be approved by a majority of the Board of Directors of the Corporation, including the member of the Board of Directors elected by the holders of the Series C, D and E Preferred Shares pursuant to
Section 3(b) hereof, to employees, advisors, directors, officers or consultants of the Corporation and its subsidiaries, at a price which is less than the Conversion Price at the time of such issuance or sale (all as determined in accordance with this Section 5), and none of such shares shall be included in any manner in the computation from time to time of the Conversion Price under subsection 5.3(a) or in the number of Common Shares outstanding for purposes of such computation.

          (k) No Fractional Shares. No fractional shares shall be issued upon conversion of shares of Series C, D or E Preferred Shares and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share determined on the basis of the total number of shares of Series C, D or E Preferred Shares the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock (including the aggregation of all fractional shares) issuable upon such aggregate conversion.

          (l) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation, at its expense, upon request by any holder of Series C, D or E Preferred Shares, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C, D or E Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C, D or E Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment,
(b) the Current Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of any series of Series C, D or E Preferred Shares.

          5.4 Automatic Conversion. Immediately upon the effectiveness of the Corporation's registration statement pursuant to which Common Stock is sold to the public by the Corporation in a public offering registered under the Securities Act of 1933, as amended, at a per share public offering price of not less than $4.00 (subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) and an aggregate public offering price greater than or equal to $5,000,000, each share of Series C, D and E Preferred Shares shall automatically be converted into shares of Common Stock based upon the applicable Conversion Price then in effect. On and after said conversion date, notwithstanding that any certificates for the shares of Series C, D and E Preferred Shares shall not have been surrendered for conversion, the shares of such series of Series C, D and E Preferred Shares evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the shares of Common Stock to which such holder shall be entitled upon conversion thereof and (ii) with respect to dividends declared but unpaid on the Series C, D or E Preferred Shares prior to such conversion date, to receive such dividends. In the event that any holder of Series C, D or E Preferred Shares presents such holder's certificate therefor for surrender to the Corporation or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of Series C, D or E Preferred Shares surrendered were convertible on such conversion date promptly shall be issued and delivered to such holder.

          5.5 Merger; Sale of Corporation. In the event, after the Series C Issuance Date, of any proposed consolidation of the Corporation with, or merger of the Corporation with or into another Corporation (other than a consolidation or merger in which the Corporation is the continuing Corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock), or in case of any proposed sale or transfer to another Corporation of all or substantially all of the assets of the Corporation, any holder of Series C, D or E Preferred Shares may elect to have each share of Series C, D or E Preferred Shares held by such holder treated for all purposes as if it had been converted into Common Stock on the later of (i) the record date, if any, for voting by holders of Common Stock on such event and (ii) the date of such event.

          5.6 Waiver. The provisions of this Certificate of Designations may be waived by the written consent of the holders of a majority of the Series C, D and E Preferred Shares outstanding or subject to outstanding options or warrants for the purchase of Series C, D or E Preferred Shares.

          IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation to be signed on behalf of the Corporation this 25th day of January, 1996.

                                     /s/ Mark Derus
                                    ----------------------------
                                    Mark Derus, Secretary